Exhibit 99.1

NEWS RELEASE

Contacts:	William A. Owen	Angie Yang/Evan Pondel
	Chief Financial Officer	PondelWilkinson Inc.
	951.699.6991	310.279.5980
	wowen@outdoorchannel.com	ayang@pondel.com/epondel@pondel.com

OUTDOOR CHANNEL HOLDINGS REPORTS 2007 FIRST QUARTER RESULTS

Temecula, California — May 10, 2007 — Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today reported higher revenues for the three months ended March 31, 2007, up 5.6 percent to $11.9 million from $11.3 million in the prior-year period.

Subscriber fees, which are solely related to the company’s national television network, Outdoor Channel, totaled $4.7 million, up 8.4 percent over $4.4 million in the same period a year earlier, reflecting an increased number of paying subscribers both from new affiliates and from existing distributors, as well as contractual rate increases. Advertising revenue, which is generated principally from the sale of advertising time on Outdoor Channel, increased 6.4 percent to $6.0 million in the 2007 first quarter from $5.7 million a year ago.  Membership income narrowed to $1.1 million in the current first quarter from $1.2 million a year earlier.

The company reported a net loss of $62,000 for its 2007 first quarter, equal to $0.00 per diluted share, based on 25.3 million weighted shares outstanding.  This compares with a net loss of $157,000 in the corresponding period a year ago, equal to $0.01 per diluted share, based on 24.5 million weighted shares outstanding.

Subsequent to the close of the 2007 first quarter and as previously announced, the company sold all assets, liabilities and operations related to its Membership division segment to Thomas H. Massie, vice chairman of the board of Outdoor Channel Holdings, for $3.6 million cash, which represented the net book value of the division including approximately $2.4 million of cash on its books.

“We are now fully focused on growing the Outdoor Channel business, and are making progress on several fronts,” said Roger L. Werner, president and chief executive officer.  “During the quarter, we launched a corporate re-branding campaign that unveiled a new, more contemporary Outdoor Channel logo and on-air elements.  We also introduced a new tag line, ‘America’s leader in outdoor TV,’ which underscores our network’s leadership in traditional outdoor action and adventure programming.  This leadership is now being extended across multiple platforms, including high-definition television, video-on-demand (VOD) and our new, broadband Internet channel, www.outdoorchannel.tv, which debuts this summer.

“Moreover, we significantly strengthened our affiliate sales team with the appointment of three new regional vice presidents and a regional director, all with extensive business development experience and a deep network of contacts in the cable industry,” Werner said.  “Altogether, we are working to enhance the value of

Outdoor Channel for our viewing audience, our cable and satellite distributors and our national advertisers.  We believe the investments we are making today will also increase the value of our company over the long term.”

Investor Conference Call

Outdoor Channel Holdings’ management will host an investor conference call today, May 10, 2007, at 5 p.m. EDT (2 p.m. PDT) to review the company’s financials and operations for the first quarter ended March 31, 2007.  The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.outdoorchannelholdings.com and www.earnings.com.  For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available through 8:00 p.m. EDT, Thursday, May 17, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 67795870.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV.  The national network offers programming that captures the excitement of hunting, fishing, Western lifestyle, off-road motorsports, adventure and other outdoor lifestyles.  Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband web site (www.outdoorchannel.tv).  For more information about the company or Outdoor Channel, please visit www.outdoorchannelholdings.com or www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide.  Nielsen estimated that Outdoor Channel had approximately 29.4 million cable and satellite subscribers as of May 2007.  Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Safe Harbor Statement

Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers.  The company’s actual results could differ materially from those discussed in any forward-looking statements.  The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections.  Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements.  Such factors include but are not limited to: (1) the company’s ability to grow the subscriber base of Outdoor Channel; (2) a decrease in operating results from offering launch support fees and other incentives to grow the subscriber base; (3) the triggering of a “most favored nations” clause with service providers from offering launch support fees and other incentives; (4) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (5) service providers discontinuing or refraining from carrying Outdoor Channel; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission.  For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

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OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Revenues:
Advertising	$6,048	$5,685
Subscriber fees	4,749	4,383
Membership income	1,129	1,221

Total revenues	11,926	11,289

Cost of services:
Programming	1,474	1,544
Satellite transmission fees	596	638
Production and operations	1,473	1,205
Other direct costs	208	208

Total costs of services	3,751	3,595

Other expenses:
Advertising	736	2,162
Selling, general and administrative	7,467	5,544
Depreciation and amortization	773	673

Total other expenses	8,976	8,379

Loss from operations	(801)	(685)

Interest expense	—	(78)

Other income	703	623

Loss before income taxes	(98)	(140)

Income tax provision (benefit)	(36)	17

Net loss	$(62)	$(157)

Loss per common share — basic and diluted	$(0.00)	$(0.01)

Weighted average number of common shares outstanding — basic and diluted	25,273	24,462

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,498	$15,447
Investment in available-for-sale securities	31,588	42,144
Accounts receivable, net of allowance for doubtful accounts of $218 and $208	6,523	6,845
Other current assets	4,306	6,533
Total current assets	74,915	70,969

Property, plant and equipment, net	15,525	15,797
Goodwill and amortizable intangible assets, net	45,137	45,277
Deferred tax assets, net	13,615	13,775
Deposits and other assets	2,171	2,139
Totals	$151,363	$147,957

Liabilities and Stockholders’ Equity

Total current liabilities	$4,705	$3,623
Long-term liabilities	2,342	2,360
Total liabilities	7,047	5,983

Total stockholders’ equity	144,316	141,974
Totals	$151,363	$147,957